Exhibit 10.1

FIRST AMENDMENT TO AMEDNED AND RESTATED
THROUGHPUT AND DEFICIENCY AGREEMENT
This Amendment is made and entered into as of the Effective Date by and between PHILLIPS 66 CARRIER LLC, a Delaware limited liability company (“Carrier”), and PHILLIPS 66 COMPANY, a Delaware corporation (“Company”), and amends that certain AMEDNED AND RESTATED THROUGHPUT AND DEFICIENCY AGREEMENT between Carrier and Company and made as of July 26, 2013 (the “Agreement”). This Amendment is effective as of July 26, 2013.
The Agreement is amended by replacing subsection (d) of Section 3.05 with the following:
“(d)    With respect to any Calendar Quarter in which the volume of Commodities transported from the Origin Point at the Wood River Refinery to the Terminal exceeds the Wood River Base Capacity multiplied by the number of days in such Calendar Quarter, then Carrier shall refund to Company an amount equal to such excess volume multiplied by the then-applicable Tariff Rate up to a maximum of the aggregate of the Wood River Reservation Fees paid by Company for each Month during such Calendar Quarter.”
The Agreement is further amended by adding the following subsection (e) of Section 3.05:
“(e)    With respect to any Calendar Quarter in which the volume of Commodities transported from the Origin Point at the Terminal to Explorer exceeds the Hartford Base Capacity multiplied by the number of days in such Calendar Quarter, then Carrier shall refund to Company an amount equal to such excess volume multiplied by the then-applicable Tariff Rate up to a maximum of the aggregate of the Hartford Reservation Fees paid by Company for each Month during such Calendar Quarter.”
Except as so amended, the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, Carrier and Company have signed this Agreement as of the Effective Date.

PHILLIPS 66 CARRIER LLC
By:	Phillips 66 Partners Holdings LLC, as Sole Member
By:	Phillips 66 Partners LP, as Sole Member
By:	Phillips 66 Partners GP LLC, as General Partner		PHILLIPS 66 COMPANY

By:	/s/ J.T. Liberti	By:	/s/ T.G. Taylor
	J.T. Liberti		T.G. Taylor
	Vice President and Chief Operating Officer		Executive Vice President, Commercial, Marketing, Transportation and Business Development